Exhibit 99.1

For Immediate Release

CHOICE HOTELS INTERNATIONAL REPORTS RECORD REVENUES, OPERATING INCOME AND NET INCOME

Domestic Pipeline of Hotels Awaiting Conversion or Approved for Development Increased 19%

ROCKVILLE, MD. (February 18, 2016) - Choice Hotels International, Inc. (NYSE:CHH) today reported the following highlights for the fourth quarter and full-year 2015:

Fourth Quarter Highlights

•	Diluted earnings per share (“EPS”) from continuing operations for the three months ended December 31, 2015 totaled $0.51, an increase of 19 percent from the same period of 2014.

•	Revenues for the three months ended December 31, 2015 totaled $211.0 million, an increase of 14 percent from the same period of 2014.

•
Earnings before interest, taxes, depreciation and amortization (“EBITDA”) from franchising activities for the three months ended December 31, 2015 totaled $55.7 million, an increase of 6 percent from the same period of 2014.

•	Franchising margins for the three months ended December 31, 2015 were 62.3 percent, an increase of 20 basis points from the same period of 2014.

•	Domestic royalty fees for the three months ended December 31, 2015 totaled $63.1 million, an increase of 6.7 percent from the same period of 2014.

•
Domestic system-wide revenue per available room (“RevPAR”) increased 4.3 percent in the fourth quarter of 2015, as occupancy and average daily rates increased 60 basis points and 3.2 percent, respectively from the same period of 2014.

•	Domestic units as of December 31, 2015 increased 1.1 percent from December 31, 2014.

•	Effective royalty rate for the three months ended December 31, 2015 was 4.37 percent, an increase of 9 basis points from the same period of 2014.

•	Domestic relicensing and contract renewal transactions totaled 104 for the three months ended December 31, 2015, an increase of 12 percent from the same period of 2014.

•	The company’s domestic pipeline of hotels awaiting conversion, under construction or approved for development as of December 31, 2015 increased 19 percent from December 31, 2014.

“We are pleased to report another record year of revenue, operating income and net income performance," said Stephen P. Joyce, president and chief executive officer, Choice Hotels. "Our performance was driven by continued improvement in our domestic royalty revenues resulting from growth in all 3 critical levers - RevPAR, system-size and effective royalty rate, as well as our franchise development results. Our effective royalty rates for the domestic system increased 9 basis points during the quarter and, excluding the impact of our Comfort rejuvenation strategy, our domestic units under franchise grew 4% from the prior year. As domestic franchise contracts for both new construction and conversion sales continue to strengthen, we are expecting an acceleration of the growth rates for our domestic system size in 2016. We are optimistic that developers will continue to respond to our strong family of brands and are optimistic that RevPAR performance and growth of our effective royalty rates will continue to be strong in 2016.”

Full-Year Highlights

•	EBITDA from franchising activities in 2015 totaled $255.8 million, an increase of $15.8 million or 7 percent from 2014.

•	Revenues for 2015 totaled $859.9 million, an increase of 13 percent from 2014.

•	Franchising revenues for 2015 totaled $366.7 million, an increase of $21.9 million or 6 percent from 2014.

•	Franchising selling, general and administration (“SG&A”) expenses in 2015 totaled $110.9 million, an increase of 5.8 percent from 2014.

•	Franchising margins for 2015 were 67.3 percent, an increase of 10 basis points from 2014.

•	Diluted EPS from continuing operations in 2015 totaled $2.22, an increase of 7 percent from 2014.

•	Domestic royalty fees in 2015 totaled $281.3 million, an increase of 7 percent from 2014.

•	Domestic system-wide RevPAR increased 6.5 percent in 2015 as occupancy and average daily rates increased 160 basis points and 3.7 percent, respectively, from 2014.

•	The effective royalty rate in 2015 was 4.30 percent, a 2 basis point increase from 2014.

•	Initial and relicensing fees for 2015 totaled $24.7 million, an increase of 27 percent from 2014.

•	New franchise contracts executed in 2015 for domestic hotels, totaled 630, an 11 percent increase from 2014.

•	Domestic relicensing and contract renewal transactions in 2015 totaled 408 contracts, an increase of 21 percent from 2014.

•	During 2015, non-franchising activities, which primarily relate to SkyTouch, and an acquired vacation rental technology business drove $4 million of revenues and a net $19 million operating expense.

Use of Cash Flows

Dividends

During the fourth quarter of 2015, the company’s board of directors announced a 5% increase in the current quarterly dividend rate per common share to $0.205 per share. During the year ended December 31, 2015, the company paid cash dividends totaling approximately $45 million.

Share Repurchases

The company repurchased 1.3 million shares of common stock under its share repurchase program during 2015, at a total cost of approximately $66 million. The company currently has authorization to purchase up to 1.7 million additional shares under this program.

Hotel Development & Financing

Pursuant to its program to encourage acceleration of the growth of our upscale select-service Cambria hotel & suites brand, the company’s net advances in support of the Cambria brand totaled $61 million during the year ended December 31, 2015. These advances are primarily in the form of joint venture investments, forgivable key money loans, senior and mezzanine lending and site acquisitions. At December 31, 2015, the Company had approximately $129 million outstanding pursuant to these financial support activities. With respect to lending and joint venture investments, the company generally expects to recycle these loans and investments within a five year period.

Discontinued Operations

During 2014, the company entered into and completed a plan to sell its three owned hotels operated under the MainStay Suites brand. The company determined that the sale of these hotels met the definition of a discontinued operation since the operations and cash flows of these components have been eliminated from the on-going operations of the company and the company does not have significant continuing involvement in the operations of the hotels after the transaction. As a result, the company’s consolidated statement of income for the three months and year ended December 31, 2014, reflects these three company-owned hotels as discontinued operations.

Summarized financial information related to these discontinued operations is presented in Exhibit 9 of this press release.

Outlook
The company’s consolidated 2016 outlook reflects the following assumptions:
Hotel Franchising

•	EBITDA from franchising activities for full-year 2016 are expected to range between $270 million and $275 million;

•	Net domestic unit growth for 2016 is expected to be between 2% and 3%;

•	RevPAR is expected to increase approximately 2% for first quarter and range between 3.75% and 4.75% for full-year 2016; and

•	The effective royalty rate is expected to increase between 6 and 8 basis points for full-year 2016 as compared to full-year 2015.

Non-Hotel Franchising Activities

•
Net reductions in EBITDA relating to our non-hotel franchising operations, which primarily relate to SkyTouch and vacation rental activities, for full-year 2016 are expected to range between approximately $16 million and $19 million.

Other Items

•	The effective tax rate for continuing operations is expected to be approximately 33.5% for the first quarter and full-year 2016; and

•	All figures assume no further repurchases of common stock under the company’s share repurchase program.

Consolidated Outlook

The company’s first quarter 2016 diluted EPS is expected to be at least $0.38. The company expects full-year 2016 diluted EPS to range between $2.30 and $2.36 and full year 2016 EBITDA to range between $252 million and $257 million. The EPS and consolidated EBITDA estimates assume that we incur net reductions in EBITDA related to non-hotel franchising activities at the midpoint of the range for these investments.

Conference Call

Choice will conduct a conference call on Thursday, February 18, 2016 at 10:00 a.m. EST to discuss the company’s fourth quarter and full-year 2015 results. The dial-in number to listen to the call is 1-855-638-5678, and the access code is 32610371. International callers should dial 1-920-663-6286 and enter the access code 32610371. The conference call also will be webcast simultaneously via the company’s website, www.choicehotels.com. Interested investors and other parties wishing to access the call via the webcast should go to the website and click on the Investor Info link. The Investor page will feature a conference call microphone icon to access the call.
The call will be recorded and available for replay beginning at 1:00 p.m. EST on Thursday, February 18, 2016 through Thursday, February 25, 2016 by calling 1-855-859-2056 and entering access code 32610371. The international dial-in number for the replay is 1-404-537-3406 and the access code is 32610371. In addition, the call will be archived and available on www.choicehotels.com via the Investor Info link.
About Choice Hotels

Choice Hotels International, Inc.® (NYSE: CHH) is one of the world’s largest lodging companies. With more than 6,400 hotels franchised in more than 35 countries and territories, we represent more than 500,000 rooms around the globe. As of December 31, 2015, 720 hotels were in our development pipeline. Our company's Ascend Hotel Collection®, Cambria® hotels & suites, Comfort Inn®, Comfort Suites®, Sleep Inn®, Quality®, Clarion®, MainStay Suites®, Suburban Extended Stay Hotel®, Econo Lodge® and Rodeway Inn® brands provide a spectrum of lodging choices to meet guests’ needs. With more than 25 million members and counting, check out our Choice Privileges® rewards program to see how you can reap the benefits of being a member of the Choice Hotels® family. Visit us at www.choicehotels.com for more information.

SkyTouch Technology® is a business division of Choice Hotels that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company.

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Generally, our use of words such as “expect,” “estimate,” “believe,” “anticipate,” “should,” “will,” “forecast,” “plan,” “project,” “assume” or similar words of futurity identify such forward-looking statements.  These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to management.  Such statements may relate to projections of the company’s revenue, earnings and other financial and operational measures, company debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and future operations, among other matters.  We caution you not to place undue reliance on any such forward-looking statements.  Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements.  Such risks include, but are not limited to, changes to general, domestic and foreign economic conditions; foreign currency fluctuations; operating risks common in the lodging and franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; or ability to grow our franchise system; exposure to risks related to development activities; fluctuations in the supply and demand for hotels rooms; our ability to realize anticipated benefits from acquired businesses; the level of acceptance of alternative growth strategies we may implement; operating risks associated with our international operations; the outcome of litigation; and our ability to manage our indebtedness.  These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission including our annual reports on Form 10-K and our quarterly reports filed on Form 10-Q.  We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Statement Concerning Non-GAAP Financial Measurements Presented in this Press Release
EBITDA, franchising revenues, franchising SG&A, EBITDA from franchising activities and franchising margins are non-GAAP financial measurements. These measures should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by generally accepted accounting principles in the United States (“GAAP”), such as operating income, total revenues and operating margins. The company’s calculation of these measurements may be different from the calculations used by other companies and therefore comparability may be limited. The company has included an exhibit accompanying this release that reconciles EBITDA, franchising revenues, franchising SG&A and franchising margins to the most comparable GAAP financial measures. We discuss management’s reasons for reporting these non-GAAP measures below.

Earnings Before Interest, Taxes, Depreciation and Amortization: EBITDA reflects income from continuing operations excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, other (gains) and losses and equity in net income of unconsolidated affiliates. We consider EBITDA to be an indicator of operating performance because we use it to measure our ability to service debt, fund capital expenditures, and expand our business. We also use EBITDA, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

Franchising Revenues, Franchising EBITDA, Franchising SG&A and Margins: The company reports franchising revenues, EBITDA, SG&A and margins which exclude marketing and reservation revenues, the SkyTouch Technology division, recently acquired operations that provide SaaS technology solutions to vacation rental management companies and revenue generated from the ownership of an office building that is leased to a third-party. Marketing and reservation activities are excluded since the company is required by its franchise agreements to use the fees collected for marketing and reservation activities; as such, no income or loss to the company is generated. Cumulative marketing and reservation system fees not expended are recorded as a liability in the company’s financial statements and are carried over to the next year and expended in accordance with the franchise agreements. Cumulative marketing and reservation expenditures in excess of fees collected for marketing and reservation activities are deferred and recorded as an asset in the company’s financial statements and recovered in future periods. SkyTouch Technology is a division of the company that develops and markets cloud-based technology products, including inventory management, pricing and connectivity to third party channels, to hoteliers not under franchise agreements with the company. The operations for SkyTouch Technology and our vacation rental technology solutions provider are excluded since they do not reflect the company’s core franchising business but are adjacent, complimentary lines of business. These non-GAAP measures are a commonly used measure of performance in our industry and facilitate comparisons between the company and its competitors.

Contacts
David White, Senior Vice President, Chief Financial Officer & Treasurer
(301) 592-5117
Scott Carman, Director, Public Relations
(301) 592-6361

© 2016 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc.							Exhibit 1
Consolidated Statements of Income
(Unaudited)

	Three Months Ended December 31,				Year Ended December 31,
			Variance				Variance
	2015	2014	$	%	2015	2014	$	%
(In thousands, except per share amounts)

REVENUES:

Royalty fees	$67,965	$65,237	$2,728	4%	$301,508	$287,538	$13,970	5%
Initial franchise and relicensing fees	6,977	6,720	257	4%	24,680	19,481	5,199	27%
Procurement services	7,404	5,526	1,878	34%	27,071	23,819	3,252	14%
Marketing and reservation	122,465	103,594	18,871	18%	488,763	412,619	76,144	18%
Other	6,140	4,325	1,815	42%	17,856	14,513	3,343	23%
Total revenues	210,951	185,402	25,549	14%	859,878	757,970	101,908	13%

OPERATING EXPENSES:

Selling, general and administrative	38,542	33,089	5,453	16%	134,254	121,418	12,836	11%
Depreciation and amortization	2,749	2,462	287	12%	11,542	9,365	2,177	23%
Marketing and reservation	122,465	103,594	18,871	18%	488,763	412,619	76,144	18%
Total operating expenses	163,756	139,145	24,611	18%	634,559	543,402	91,157	17%

Operating income	47,195	46,257	938	2%	225,319	214,568	10,751	5%

OTHER INCOME AND EXPENSES, NET:
Interest expense	10,776	10,110	666	7%	42,833	41,486	1,347	3%
Interest income	(598)	(556)	(42)	8%	(1,580)	(1,761)	181	(10)%
Other (gains) and losses	(581)	585	(1,166)	(199)%	(820)	427	(1,247)	(292)%
Equity in net (income) loss of affiliates	(206)	80	(286)	(358)%	901	658	243	37%
Total other income and expenses, net	9,391	10,219	(828)	(8)%	41,334	40,810	524	1%

Income from continuing operations before income taxes	37,804	36,038	1,766	5%	183,985	173,758	10,227	6%
Income taxes	8,601	10,729	(2,128)	(20)%	55,956	52,285	3,671	7%
Income from continuing operations, net of income taxes	29,203	25,309	3,894	15%	128,029	121,473	6,556	5%
Income from discontinued operations, net of income taxes	—	(24)	24	(100)%	—	1,687	(1,687)	(100)%
Net income	$29,203	$25,285	$3,918	15%	$128,029	$123,160	$4,869	4%

Basic earnings per share
Continuing operations	$0.52	$0.44	$0.08	18%	$2.24	$2.08	$0.16	8%
Discontinued operations	—	—	—	NM	—	0.03	(0.03)	(100)%
	$0.52	$0.44	$0.08	18%	$2.24	$2.11	$0.13	6%

Diluted earnings per share
Continuing operations	$0.51	$0.43	$0.08	19%	$2.22	$2.07	$0.15	7%
Discontinued operations	—	—	—	NM	—	0.03	(0.03)	(100)%
	$0.51	$0.43	$0.08	19%	$2.22	$2.10	$0.12	6%

Choice Hotels International, Inc.		Exhibit 2
Condensed Consolidated Balance Sheets

(In thousands, except per share amounts)	December 31,	December 31,
	2015	2014(1)
	(Unaudited)

ASSETS

Cash and cash equivalents	$193,441	$214,879
Accounts receivable, net	89,352	91,681
Other current assets	28,160	18,869
Total current assets	310,953	325,429

Fixed assets and intangibles, net	179,433	152,034
Notes receivable, net of allowances	82,572	40,441
Investments, employee benefit plans, at fair value	17,674	17,539
Other assets	126,378	102,474

Total assets	$717,010	$637,917

LIABILITIES AND SHAREHOLDERS' DEFICIT

Accounts payable	$64,431	$57,124
Accrued expenses and other current liabilities	70,807	64,243
Deferred revenue	71,587	66,382
Current portion of long-term debt	1,191	12,349
Total current liabilities	208,016	200,098

Long-term debt	812,945	772,729
Deferred compensation & retirement plan obligations	22,859	23,987
Other liabilities	69,089	69,904

Total liabilities	1,112,909	1,066,718

Total shareholders' deficit	(395,899)	(428,801)

Total liabilities and shareholders' deficit	$717,010	$637,917

(1) The consolidated balance sheet has been recast to reflect the Company's adoption of ASU 2015-03 "Simplifying the Presentation of Debt Issuance Costs" and ASU 2015-17 "Balance Sheet Classification of Deferred Taxes". As a result, debt issuance costs have been recast from other assets to long-term debt and current deferred taxes were recast as long-term assets.

Choice Hotels International, Inc.		Exhibit 3
Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Year Ended December 31,

	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$128,029	$123,160

Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	11,542	9,365
Gain on sale of assets	(1,521)	(2,809)
Provision for bad debts, net	1,704	2,775
Non-cash stock compensation and other charges	11,805	9,706
Non-cash interest and other (income) loss	3,229	3,174
Deferred income taxes	615	(22,899)
Equity (earnings) losses from unconsolidated joint ventures, net of distributions received	3,279	2,200

Changes in assets and liabilities, net of acquisition:
Receivables	401	(14,250)
Advances to/from marketing and reservation activities, net	11,074	70,179
Forgivable notes receivable, net	(23,066)	(12,914)
Accounts payable	6,493	9,636
Accrued expenses and other current liabilities	5,166	6,678
Income taxes payable/receivable	(4,399)	(3,582)
Deferred revenue	5,251	5,297
Other assets	(5,792)	(1,250)
Other liabilities	6,062	(575)

NET CASH PROVIDED BY OPERATING ACTIVITIES	159,872	183,891

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(27,765)	(20,946)
Proceeds from sales of assets	6,347	15,612
Acquisition, net of cash acquired	(13,269)	—
Issuance of mezzanine and other notes receivable	(36,884)	(3,340)
Collections of mezzanine and other notes receivable	4,849	11,289
Contributions to equity method investments	(23,737)	(17,789)
Distributions from equity method investments	518	—
Purchases of investments, employee benefit plans	(3,220)	(2,794)
Proceeds from sales of investments, employee benefit plans	3,170	964
Other items, net	(9,819)	(642)

NET CASH USED BY INVESTING ACTIVITIES	(99,810)	(17,646)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	158,867	—
Principal payments on long-term debt	(130,501)	(10,108)
Proceeds from the issuance of long-term debt	176	250
Debt issuance costs	(2,169)	—
Purchase of treasury stock	(72,873)	(77,972)
Dividends paid	(45,214)	(43,529)
Excess tax benefits from stock-based compensation	5,207	3,721
Proceeds from exercise of stock options	7,056	10,098

NET CASH USED BY FINANCING ACTIVITIES	(79,451)	(117,540)

Net change in cash and cash equivalents	(19,389)	48,705
Effect of foreign exchange rate changes on cash and cash equivalents	(2,049)	(1,621)
Cash and cash equivalents at beginning of period	214,879	167,795

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$193,441	$214,879

CHOICE HOTELS INTERNATIONAL, INC.										Exhibit 4
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Year Ended December 31, 2015			For the Year Ended December 31, 2014			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$89.68	65.0%	$58.25	$86.08	63.3%	$54.50	4.2%	170	bps	6.9%
Comfort Suites	93.89	68.3%	64.16	90.24	66.5%	60.01	4.0%	180	bps	6.9%
Sleep	80.41	63.9%	51.41	77.13	62.5%	48.24	4.3%	140	bps	6.6%
Quality	75.06	58.2%	43.69	71.98	56.1%	40.39	4.3%	210	bps	8.2%
Clarion	79.85	57.2%	45.63	77.65	54.5%	42.34	2.8%	270	bps	7.8%
Econo Lodge	59.61	53.5%	31.90	57.85	51.6%	29.86	3.0%	190	bps	6.8%
Rodeway	59.75	56.3%	33.64	56.68	55.1%	31.25	5.4%	120	bps	7.6%
MainStay	77.02	67.1%	51.71	74.82	71.4%	53.40	2.9%	(430)	bps	(3.2)%
Suburban	47.61	75.5%	35.95	45.25	71.8%	32.51	5.2%	370	bps	10.6%
Ascend Hotel Collection	127.27	58.5%	74.47	121.49	60.3%	73.20	4.8%	(180)	bps	1.7%

Total	$79.86	61.1%	$48.78	$77.03	59.5%	$45.80	3.7%	160	bps	6.5%

	For the Three Months Ended December 31, 2015			For the Three Months Ended December 31, 2014			Change
	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort Inn	$86.31	59.4%	$51.25	$83.22	58.4%	$48.59	3.7%	100	bps	5.5%
Comfort Suites	90.85	63.7%	57.90	87.51	62.4%	54.65	3.8%	130	bps	5.9%
Sleep	77.35	58.7%	45.41	75.09	59.0%	44.30	3.0%	(30)	bps	2.5%
Quality	71.82	52.5%	37.68	68.96	51.3%	35.37	4.1%	120	bps	6.5%
Clarion	76.13	51.8%	39.43	76.21	50.3%	38.29	(0.1)%	150	bps	3.0%
Econo Lodge	56.79	48.8%	27.72	55.18	47.7%	26.33	2.9%	110	bps	5.3%
Rodeway	57.00	49.9%	28.47	54.01	50.9%	27.47	5.5%	(100)	bps	3.6%
MainStay	73.73	60.1%	44.30	72.56	67.0%	48.59	1.6%	(690)	bps	(8.8)%
Suburban	47.15	71.1%	33.51	45.11	67.5%	30.45	4.5%	360	bps	10.0%
Ascend Hotel Collection	126.92	54.4%	69.09	124.75	62.2%	77.56	1.7%	(780)	bps	(10.9)%

Total	$76.81	55.7%	$42.76	$74.42	55.1%	$41.00	3.2%	60	bps	4.3%

			For the Three Months Ended			For the Year Ended
			12/31/2015	12/31/2014		12/31/2015	12/31/2014

System-wide effective royalty rate			4.37%	4.28%		4.3%	4.28%

CHOICE HOTELS INTERNATIONAL, INC.								Exhibit 5
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	December 31, 2015		December 31, 2014		Variance
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort Inn	1,156	89,545	1,240	95,862	(84)	(6,317)	(6.8)%	(6.6)%
Comfort Suites	569	43,949	577	44,632	(8)	(683)	(1.4)%	(1.5)%
Sleep	377	27,047	371	26,811	6	236	1.6%	0.9%
Quality	1,379	110,116	1,284	104,454	95	5,662	7.4%	5.4%
Clarion	175	24,449	178	25,049	(3)	(600)	(1.7)%	(2.4)%
Econo Lodge	856	52,978	856	52,878	—	100	—%	0.2%
Rodeway	513	28,880	474	26,172	39	2,708	8.2%	10.3%
MainStay	52	3,846	45	3,568	7	278	15.6%	7.8%
Suburban	62	6,994	65	7,198	(3)	(204)	(4.6)%	(2.8)%
Ascend Hotel Collection	112	9,455	109	9,395	3	60	2.8%	0.6%
Cambria hotel & suites	25	3,113	22	2,642	3	471	13.6%	17.8%

Domestic Franchises	5,276	400,372	5,221	398,661	55	1,711	1.1%	0.4%

International Franchises	1,147	107,111	1,158	106,617	(11)	494	(0.9)%	0.5%

Total Franchises	6,423	507,483	6,379	505,278	44	2,205	0.7%	0.4%

								Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC.
SUPPLEMENTAL INFORMATION BY BRAND
DEVELOPMENT RESULTS -- DOMESTIC NEW HOTEL CONTRACTS
(UNAUDITED)

	For the Year Ended December 31, 2015			For the Year Ended December 31, 2014			% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	37	39	76	31	24	55	19%	63%	38%
Comfort Suites	45	6	51	39	1	40	15%	500%	28%
Sleep	34	—	34	36	2	38	(6)%	(100)%	(11)%
Quality	3	193	196	3	166	169	—%	16%	16%
Clarion	—	12	12	1	28	29	(100)%	(57)%	(59)%
Econo Lodge	—	60	60	3	79	82	(100)%	(24)%	(27)%
Rodeway	—	104	104	3	76	79	(100)%	37%	32%
MainStay	27	—	27	20	3	23	35%	(100)%	17%
Suburban	1	6	7	4	5	9	(75)%	20%	(22)%
Ascend Hotel Collection	5	32	37	11	23	34	(55)%	39%	9%
Cambria hotel & suites	21	5	26	8	—	8	163%	NM	225%

Total Domestic System	173	457	630	159	407	566	9%	12%	11%

	For the Three Months Ended December 31, 2015			For the Three Months Ended December 31, 2014
							% Change
	New Construction	Conversion	Total	New Construction	Conversion	Total	New Construction	Conversion	Total

Comfort Inn	20	11	31	15	13	28	33%	(15)%	11%
Comfort Suites	27	3	30	28	1	29	(4)%	200%	3%
Sleep	15	—	15	15	1	16	—%	(100)%	(6)%
Quality	—	79	79	—	84	84	NM	(6)%	(6)%
Clarion	—	5	5	—	13	13	NM	(62)%	(62)%
Econo Lodge	—	21	21	2	33	35	(100)%	(36)%	(40)%
Rodeway	—	47	47	—	28	28	NM	68%	68%
MainStay	11	—	11	10	2	12	10%	(100)%	(8)%
Suburban	—	2	2	2	2	4	(100)%	—%	(50)%
Ascend Hotel Collection	2	10	12	5	12	17	(60)%	(17)%	(29)%
Cambria hotel & suites	7	3	10	3	—	3	133%	NM	233%

Total Domestic System	82	181	263	80	189	269	3%	(4)%	(2)%

											Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC.
DOMESTIC PIPELINE OF HOTELS UNDER CONSTRUCTION, AWAITING CONVERSION OR APPROVED FOR DEVELOPMENT
(UNAUDITED)

A hotel in the domestic pipeline does not always result in an open and operating hotel due to various factors.

							Variance
	December 31, 2015 Units			December 31, 2014 Units			Conversion		New Construction		Total
	Conversion	New Construction	Total	Conversion	New Construction	Total	Units	%	Units	%	Units	%

Comfort Inn	38	83	121	36	64	100	2	6%	19	30%	21	21%
Comfort Suites	3	95	98	—	75	75	3	NM	20	27%	23	31%
Sleep Inn	—	81	81	2	72	74	(2)	(100)%	9	13%	7	9%
Quality	53	5	58	52	5	57	1	2%	—	—%	1	2%
Clarion	7	2	9	12	2	14	(5)	(42)%	—	—%	(5)	(36)%
Econo Lodge	23	4	27	32	5	37	(9)	(28)%	(1)	(20)%	(10)	(27)%
Rodeway	47	2	49	31	4	35	16	52%	(2)	(50)%	14	40%
MainStay	—	60	60	1	46	47	(1)	(100)%	14	30%	13	28%
Suburban	5	8	13	4	12	16	1	25%	(4)	(33)%	(3)	(19)%
Ascend Hotel Collection	28	19	47	14	20	34	14	100%	(1)	(5)%	13	38%
Cambria hotel & suites	5	38	43	—	21	21	5	NM	17	81%	22	105%

	209	397	606	184	326	510	25	14%	71	22%	96	19%

CHOICE HOTELS INTERNATIONAL, INC.				Exhibit 8
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

CALCULATION OF FRANCHISING REVENUES AND FRANCHISING MARGINS

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014
Franchising Revenues:

Total Revenues	$210,951	$185,402	$859,878	$757,970
Adjustments:
Marketing and reservation revenues	(122,465)	(103,594)	(488,763)	(412,619)
Non-franchising activities	(1,943)	(387)	(4,416)	(600)
Franchising Revenues	$86,543	$81,421	$366,699	$344,751

Franchising Margins:

Operating Margin:

Total Revenues	$210,951	$185,402	$859,878	$757,970
Operating Income	$47,195	$46,257	$225,319	$214,568
Operating Margin	22.4%	24.9%	26.2%	28.3%

Franchising Margin:

Franchising Revenues	$86,543	$81,421	$366,699	$344,751

Operating Income	$47,195	$46,257	$225,319	$214,568
Non-franchising activities operating loss	$6,722	$4,271	$21,529	$17,065
	$53,917	$50,528	$246,848	$231,633

Franchising Margins	62.3%	62.1%	67.3%	67.2%

CALCULATION OF FRANCHISING SELLING, GENERAL AND ADMINISTRATION EXPENSES

(dollar amounts in thousands)	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Total Selling, General and Administrative Expenses	$38,542	$33,089	$134,254	$121,418
Non-Franchising Activities	(7,746)	(4,336)	(23,376)	(16,658)
Franchising Selling, General and Administration Expenses	$30,796	$28,753	$110,878	$104,760

CALCULATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA")

(dollar amounts in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2015	2014	2015	2014

Income from continuing operations, net of income taxes	$29,203	$25,309	$128,029	$121,473
Income taxes	8,601	10,729	55,956	52,285
Interest expense	10,776	10,110	42,833	41,486
Interest income	(598)	(556)	(1,580)	(1,761)
Other (gains) and losses	(581)	585	(820)	427
Equity in net (income) loss of affiliates	(206)	80	901	658
Depreciation and amortization	2,749	2,462	11,542	9,365
EBITDA	$49,944	$48,719	$236,861	$223,933

Franchising	$55,747	$52,668	$255,821	$239,991
Non-Franchising activities	(5,803)	(3,949)	(18,960)	(16,058)
	$49,944	$48,719	$236,861	$223,933

CHOICE HOTELS INTERNATIONAL, INC.				Exhibit 9
DISCONTINUED OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
(In thousands)	2015	2014	2015	2014

REVENUES:
Hotel operations	—	—	—	$801
Total revenues	—	—	—	801

OPERATING EXPENSES:
Hotel operations	—	43	—	927
Total operating expenses	—	43	—	927

Operating income (loss)	—	(43)	—	(126)

Gain (loss) on disposal of discontinued operations	—	4	—	2,807

Income (loss) from discontinued operations before income taxes	—	(39)	—	2,681
Income tax (benefit)	—	(15)	—	994
Income (loss) from discontinued operations	—	$(24)	—	$1,687